UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
567 Thompson Road, Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, Gulf Island Fabrication, Inc. (the “Company”) appointed Jeffrey Favret, age 52, as the Company’s new Chief Financial Officer, effective no later than May 13, 2013.

Mr. Favret has over 13 years of public accounting experience and 12 years of industry experience, primarily in the energy, energy services and construction industries.  He has worked with companies in oil and gas exploration and production, vessel construction, offshore drilling construction and offshore vessel/marine transportation industries, among others.  Mr. Favret has served as Director of Finance, Energy Infrastructure Segment, of FMC Technologies, Inc., a leading global provider of technology solutions for the energy industry, since May 2012.  Mr. Favret also served as the Chief Accounting Officer for Trico Marine Services, Inc., a provider of marine support vessel and subsea services to the offshore oil and gas industry, from April 2010 to May 2012.  From July 2009 to April 2010, he served as a Director (Partner) of the accounting firm Postlethwaite & Netterville, and as an Associate Director from August 2007 to June 2009.  There are no transactions reportable pursuant to Item 404(a) of Regulation S-K in connection with Mr. Favret’s appointment as Chief Financial Officer.

Mr. Favret’s base salary will be $320,000.  Mr. Favret will be eligible to participate in the Company’s annual incentive program similar to other executive officers of the Company for fiscal year 2013.  Mr. Favret will be eligible to receive future equity awards under the Company’s long-term incentive compensation program, and participate in other benefit programs generally available to the Company’s executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	April 23, 2013